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                                                                   EXHIBIT 10.14

                                 LOAN AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into this 21st day of October, 1998 by and between Power Exploration, Inc., a Nevada corporation (the "Borrower") and Trident III, L.L.C., a Cayman Islands, West Indies exempted company with limited life (the "Lender").

                             W I T N E S S E T H :

     WHEREAS, the Borrower has requested that Lender make a loan to Borrower of Two Hundred and Fifty Thousand dollars ($250,000), the proceeds of which shall be used for general corporate purposes; and

     WHEREAS, Lender has agreed to make such a loan available to Borrower upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, it is agreed as follows:

     SECTION 1. Definitions. All of the terms defined in this Agreement shall have such defined meanings when used in the other Loan Documents (as hereinafter defined) and any certificates reports or other documents or instruments issued under or delivered pursuant to this Agreement unless the context shall require otherwise. For purposes of this Agreement, the following terms shall have the following meanings:

     1.1 "Accounts" means accounts, general intangibles, chattel paper, instruments and documents, whether now owned or hereafter acquired by the Borrower.

     1.2 "Account Debtor" means any Person who is or who may become obligated to Borrower under or on account of an Account.

     1.3 "Additional Interest" means the one hundred thousand (100,000) shares of Borrower common stock issued to the Lender simultaneous with the borrowing.

     1.4 "Affiliate" means a Person (as hereinafter defined): (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with Borrower or a Subsidiary (as hereinafter defined); (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of Borrower or a Subsidiary (as hereinafter defined); or (iii) 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest of which is beneficially owned or held by Borrower or Subsidiary). The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.
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     1.5  "Agreement" shall include this Loan Agreement as amended, modified or supplemented from time to time by agreement in writing signed by the Borrower and the Lender.

     1.6 "Authorized Officer" shall mean the Chief Executive Officer, the President or the Chief Financial Officer of the Borrower or such other person designated in writing to the Lender, who is authorized to obtain Advances or otherwise act on behalf of the Borrower hereunder.

     1.7 "Business Day" means a day upon which banks are open for the transaction of business of the nature required by this Agreement in Nevada.

     1.8 "Lender Expenditures" means with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with Generally Accepted Accounting Principles (as hereinafter defined), treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

     1.9 "Cash Flow Ratio" for any given period means the Borrower's cash receipts generated from operations compared to its cash disbursements paid or accrued (computed in accordance with Generally Accepted Accounting Principles, as hereinafter defined, consistently applied).

     1.10 "Closing Date" means the date first set forth above.

     1.11 "Collateral" means the Lender's security interest in those assets described in the Security Agreement.

     1.12 "Committed Amount" means the principal amount of Two Hundred and Fifty Thousand dollars ($250,000) which Lender has agreed to lend to Borrower, as more fully set forth herein, and as evidenced by the Note.

     1.13 "Consistent Basis" means the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period, in accordance with Generally Accepted Accounting Principles.

     1.14 "Current Assets" means cash and all other assets or resources of Borrower and its subsidiaries which are expected to be realized in cash, sold in the ordinary course of business, or consummated within one year, all determined in accordance with Generally Accepted Accounting Principles.

     1.15 "Current Liabilities" means the amount of all Liabilities (as hereinafter defined) of Borrower and its Subsidiaries, if any, which by their terms are payable within one year (including all indebtedness payable on demand or maturing not more than one year from the date of computation and the current portion of Indebtedness (as hereinafter defined) having a



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maturity date in excess of one year and all lease obligations payable within one year) all determined in accordance with Generally Accepted Accounting Principles.

     1.16 "Debit Balance" means an amount equal to the excess, if any, of all debit entries over all credit entries.

     1.17 "Default" or "Event of Default" means the occurrence of all of any of the events specified in Section 7 and/or set forth in the Note (as defined below).

     1.18 "Fiscal Year" means the twelve-month period (or shorter period in the case of the first fiscal year) ending on December 31.

     1.19 "Generally Accepted Accounting Principles" means those principles of accounting set forth in Opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support generally followed by public accountants and are applicable in the circumstances of the date of a report, as such principles are from time to time supplemented and amended. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principals.

     1.20 "Indebtedness" means with respect to any Person, all indebtedness of such Person for borrowed money, all indebtedness of such Person for the acquisition of property other than purchases of products and merchandise in the ordinary course of business, indebtedness secured by a lien, pledge or other encumbrance on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business); all guarantees of Indebtedness of any other Person (including any agreement, contingent or otherwise, to purchase any obligation representing such Indebtedness or property constituting security therefor, or to advance or supply funds for such purpose or to maintain working capital or other balance sheet or income statement condition, or any other arrangement in substance effecting any of the foregoing); all leases and other items which in accordance with Generally Accepted Accounting Principles are classified as liabilities on a balance sheet; provided that in no event shall the term minority interest in the common stock of subsidiaries, reserves for deferred income taxes and investment creditors, other deferred credits and reserves, and deferred compensation obligations.

     1.21 "Liabilities" mean all liabilities, obligations and indebtedness of any and every kind and nature (including, without limitation, lease obligations and interest, charges, expenses, attorneys' fees and other sums) chargeable to the Borrower and future advances made to or for the benefit of the Borrower, whether arising under this Agreement or arising under the Note or any of the Loan Documents of the Borrower from any other source, whether heretofore, now or hereafter owing, arising, due or payable from Borrower to the Lender and however evidenced, credited, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, including obligation of performance.



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         1.22  "Loan" means the principal amount of Two Hundred and Fifty
Thousand dollars ($250,000) which Lender has agreed to lend Borrower.

         1.23 "Loan Documents" means this Agreement, the Note, the Security Agreement, all of which were executed on October 21, 1998, as well as any stockholder agreement to which the Borrower and/or any of its stockholders is a party and all documents, instruments, certificates, reports and all other written matters whether heretofore, now, or hereafter executed by or on behalf of the Borrower and/or delivered to Lender in connection herewith.

         1.24 "Note" means the Note in the original aggregate principal amount of Two Hundred and Fifty Thousand dollars ($250,000), substantially in the form of Exhibit 1 attached hereto, the proceeds of which are to be used for general corporate purposes.

         1.25 "Net Income" shall have the meaning and be determined in accordance with Generally Accepted Accounting Principles, reported on a Consistent Basis.

         1.26  "Payment Default" shall mean that Event of Default referenced in
Section 7.1 as well as the payment of any Debit Balance in cash.

         1.27 "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

         1.28 "Security Agreement" means that certain Security Agreement dated October 21, 1998 between the Borrower and the Lender, securing the amounts owed under this Agreement and the Note.

         1.29 "Stockholders" means all of the stockholders of the Borrower owning all of the issued and outstanding capital stock of the Borrower.

         1.30 "Subsidiary" means any corporation of which at least a majority of the outstanding securities having ordinary voting powers for the election of directors are at the time owned by Borrower. As used herein, the term "Borrower" shall be deemed to include all of Borrower's Subsidiaries, if any.

         1.31 "Tangible Net Worth" means the consolidated net worth of Borrower, at the time of determination, as determined in accordance with Generally Accepted Accounting Principles, less:

                  (1)  goodwill;

                  (2) any write-up in the value ascribed to any asset set forth on Borrower's balance sheet resulting from a revaluation thereof; and


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                  (3)  accounts receivable or notes receivable from officers, directors and Affiliates of the Borrower.

         1.32 "Termination Date" means the earlier of: (a) March 15, 1999; (b) the date of the Borrower's receipt of five million dollars ($5,000,000) or more from one or more debt or equity financings; (c) the date of the Borrower's full prepayment of the Committed Amount and any and all interest accrued thereon in accordance with the terms of this Agreement and the Note; or (d) the date of the occurrence and continuance of an Event of Default (as hereinafter defined) or otherwise.

         SECTION 2. Loan.

         2.1 Committed Amount. Subject to the terms and conditions of this Agreement, the Lender agrees to loan to the Borrower Two Hundred and Fifty Thousand dollars ($250,000) pursuant to the terms of the Note, the Security Agreement, and the other Loan Documents upon the execution of this Agreement. A legal fee of $2,500 payable to the counsel that prepared the documentation for this transaction shall be deducted from the borrowing. The Lender shall record as a debit on its books any amount so borrowed; upon any repayments, the Lender shall record as a credit on its books any amount so repaid. Nothing set forth herein shall prohibit the Borrower from making prepayments without penalty at any time and from time to time. All provisions of the Note are incorporated herein by reference.

         2.2 Additional Interest. The Borrower will issue to the Lender, one hundred thousand (100,000) shares of Borrower common stock, simultaneous with the borrowing. The Lender's proportional interest in the Borrower shall not be diluted and those shares issued to the Lender shall bear such non-dilution rights until March 15, 1999, or until the date of the Borrower's full prepayment of the Committed Amount and any and all interest accrued thereon, under the terms of this Agreement and the Note. The foregoing provision will be implemented immediately upon each subsequent stock, convertible instrument, or warrant or option issuance. For this purpose, the issuance of common stock, convertible or derivative securities, warrants or options shall cause the immediate additional issuance of shares to the Lender based upon the number of shares of common stock issuable upon conversion or exercise of the same as may be best determined in good faith at the time of the issuance of such instrument(s).

         2.3 Payments of Interest and Principal. Interest on the average daily Debit Balance shall accrue at the rate of ten percent (10%) per annum, commencing on October 21, 1998 (with respect to the average Debit Balance commencing on that date). The Borrower shall pay to Lender on the Termination Date, the entire amount of the Debit Balance, together with accrued interest thereon and any fees then owed. The Borrower shall pay the Debit Balance in United States currency. Interest on the Note shall be computed and payable in the manner set forth in Section 8.1 hereof.

         2.4 Use of Proceeds. The proceeds evidenced by the Note shall be used by the Borrower for general working capital purposes.


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     SECTION 3.  Representations and Warranties.  In order to induce the Lender to enter into this Agreement and to make the Loan available, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the documents mentioned herein, the extension of the Advances contemplated hereby and the termination of this Agreement) as follows:

     3.1 Organization. Each of the Borrower and each Subsidiary, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation, has the power to own its respective properties and to carry on its respective businesses as now being conducted and is duly qualified to do business in every jurisdiction in the United States of America for which the failure to so qualify will have a material impact on the financial condition, operations, business or prospects of the Borrower.

     3.2 Power and Authority. The Borrower is duly authorized under all applicable provisions of law to execute, deliver and perform this Agreement, the Note, the Security Agreement and the other Loan Documents to which it is a party, and all other action on the part of the Borrower required for the lawful execution, delivery and performance thereof have been duly taken. This Agreement, the Note, the Security Agreement and each of the other Loan Documents, if any, upon the due execution and delivery thereof, are valid and enforceable instruments, obligations or agreements of the parties, in accordance with their respective terms, except as to enforcement of creditors rights generally. Neither the execution of this Agreement, the Note, the Security Agreement or the other Loan Documents, nor the fulfillment of or compliance with their provisions and terms, conflicts with, or has or will result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under: (a) any applicable law, regulation, order, writ or decree; or (b) any agreement or instrument to which the Borrower is a party, or create any lien, charge or encumbrance upon any of the property or assets of any of them pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them are bound except those in favor of the Lender expressly created hereunder. No representation or warranty is made by Borrower with respect to the enforceability of any Loan Document against the Lender.

     3.3 Title to Assets. The Borrower has good and marketable title to all of its properties and assets, all of which are free and clear of any and all liens, mortgages, pledges, encumbrances or charges of any kind or nature whatsoever except as disclosed to Lender in Schedule 3.3 hereto.

     3.4 Litigation. There are no pending or threatened actions or proceedings before any court, any state, provincial or federal regulatory body, or any self-regulatory organization arbitrator or governmental or administrative body or agency which may materially adversely affect the properties, business or condition, financial or otherwise, of the Borrower or in any way materially affect or call into question the power and authority of the Borrower to enter into or perform this Agreement, the Note, the Security Agreement and the Loan Documents.



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         3.5 Taxes. The Borrower has filed all income tax returns (if any)
required to be filed by it and all taxes due thereon have been paid, and no controversy in respect of additional income taxes, municipal, state or federal, of the Borrower is pending or threatened.

         3.6 Agreements or Restrictions Affecting the Borrower. The Borrower is not a party to or otherwise bound by any contract or agreement or subject to any restrictions which adversely affects the business, properties, or condition, financial or otherwise, of the Borrower or restricts the Borrower's ability to enter into this Agreement or any of the other of the Loan Documents or the Borrower's ability to effect the transactions contemplated therein and herein.

         3.7 Governmental Approval. No approval of any federal, state, municipal or other local governmental authorities is necessary to carry out the terms of this Agreement, the Note, the Security Agreement or any other Loan Documents, and no consents or approvals are required in the making or performance of this Agreement, the Note, the Security Agreement or any other Loan Documents.

         3.8 No Untrue Statements. None of this Agreement, the Note, the Security Agreement or any other Loan Documents nor any other agreements, reports, schedules, certificates or instruments heretofore or simultaneously with the execution of this Agreement delivered to Lender, contains any misrepresentation or untrue statement of fact or omits to state any material fact necessary to make any of such agreements, reports, schedules, certificates or instruments not misleading.

         3.9 Regulation T. No part of the proceeds of the Loan made pursuant to this Agreement will be or have been used to purchase or carry or to reduce or retire any loan incurred to purchase or carry, any margin stocks (within the meaning of any regulation of the Board of Governors of the U.S. Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks. If requested by the Lender, the Borrower will furnish to the Lender, in connection with the loans hereunder, a statement in conformance with the requirements of U.S. Federal Reserve Form U-1 referred to in said regulations. In addition, no part of the proceeds of the loans hereunder will be used for the purchase of commodity future contracts (or margins therefor for short sales).

         SECTION 4. Conditions Precedent to Making Loans.

         The Lender shall not be obligated to make any Advances until all of the following conditions have been satisfied by proper evidence, execution and/or delivery to the Lender of the following items, all in form, and substance reasonably satisfactory to the Lender:

                  (1) The Note;

                  (2) This Agreement;

                  (3) The Security Agreement;


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                  (4) Resolutions of the Board of Directors of the Borrower,
certified by the Secretary of the Borrower as of the Closing Date, approving or otherwise ratifying the transactions contemplated by this Agreement, and approving the form of this Agreement, the Note, the Security Agreement and any other Loan Documents, and authorizing execution, delivery, and performance thereof;

                  (5) Specimen signatures of the officer of the Borrower executing this Agreement, the Note, the Security Agreement and the other Loan Documents, and the officer authorized to borrow under the Note, certified by the Secretary of the Borrower;

                  (6) Copies of the Article of Incorporation of the Borrower, certified by an official of the Borrower's jurisdiction of formation, incorporation or amalgamation and further certified by the Secretary of Borrower not to have been altered or amended since certification by such official;

                  (7) A copy of the Bylaws of the Borrower, certified by the Secretary of Borrower to be a true and correct copy as currently in effect;

                  (8) Such other instruments, documents or items as the Lender may reasonably request; and

                  (9) No Event of Default shall have occurred and be continuing under this Agreement, the Note, the Security Agreement or any other Loan Document, nor shall the Borrower be in default under any other document to which it is a party or by which it or any of its properties or assets are bound.

         SECTION 5. Affirmative Covenants. The Borrower covenants that, so long as any portion of the Liabilities remains unpaid and unless the Lender otherwise consents in writing, it will and, where applicable, will cause each Subsidiary, if any:

         5.1 Financial Reports and Other Data.

                  (1) As soon as practicable and in any event within forty-five
(45) days after the end of each fiscal quarter deliver or cause to be delivered to the Lender consolidated and consolidating balance sheets of the Borrower as at the last day of such quarter and related consolidated and consolidating statements of income and retained earnings and changes in financial condition for such quarter and cumulative year-to-year date balance sheet and income statement data for the Borrower setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal quarter, all in reasonable detail and satisfactory in scope to the Lender, and certified by an Authorized Officer of the Borrower to have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis, subject to changes resulting from normal, recurring year-end adjustments.



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                  (2) As soon as practicable and in any event within sixty (60)
days after the end of each Fiscal Year deliver or cause to be delivered to Lender consolidated and consolidating balance sheets of Borrower and its Subsidiaries, if any, as at the end of such Fiscal Year, and related statements of income and retained earnings and changes in financial position in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Lender and audited by and containing (as to the consolidated financial statements) an unqualified opinion of independent certified public accountants acceptable to the Lender.

                  (3) The Borrower agrees to provide Lender with a copy of any filing made with a federal, state, municipal or other local agency or self-regulatory organization or any court, promptly after a reasonable request therefor.

                  (4) Together with each delivery of those items required by clauses (a) and (b) above, the Borrower shall deliver to the Lender a certificate of the Authorized Officer setting forth that: (i) to the best of its knowledge, the Borrower has kept, observed, performed and fulfilled each and every agreement binding on it contained in this Agreement and the other Loan Documents, and is not at the time in default of the keeping, observance, performance of fulfillment of any of the terms, provisions and conditions hereof; and (ii) no Event of Default has occurred, or specifying all such Events of Defaults of which it may have knowledge;

                  (5) Together with each delivery of the financial statements required by clause (b) above, the Borrower shall deliver to the Lender letters of representation signed by the most senior officer of the Borrower indicating and confirming that the Borrower is not in breach of the representations, warranties or covenants set forth in this Agreement;

                  (6) With reasonable promptness, deliver to the Lender a copy of all reports and management letters, if any, delivered to Borrower by its independent certified public accountants; and

                  (7) With reasonable promptness, deliver such additional financial or other data as the Lender may reasonably request. The Lender is hereby authorized to deliver a copy of any financial statements or any other information relating to the business operations or financial condition of the Borrower which may be furnished to it or come to its attention pursuant to this Agreement or otherwise, to any regulatory body or agency having jurisdiction over the Lender or to any person which shall have the right or obligation to succeed to all or any part of the Lender's interest in the Note.

         5.2 Taxes and Liens. Promptly pay, or cause to be paid, all taxes, assessments and other governmental charges which may lawfully be levied or assessed upon the income or profits of the Borrower, or upon any property, real, personal or mixed, belonging to the Borrower, or upon any part thereof, and also any lawful claims for labor, material and supplies which if unpaid, might become a lien or charge against any such property; provided, however, the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings; but


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provided further that any such tax, assessment, charge, levy or claim shall be paid or bonded in a manner satisfactory to the Lender forthwith upon the commencement of proceedings to foreclose any lien securing the same.

     5.3 Business and Existence. Do or cause to be done all things necessary to preserve and to keep in full force and effect any licenses necessary to the business of each of the Borrower and its Subsidiaries, if any, its corporate existence and rights of its franchises, trade names, trademarks, and permits which are reasonably necessary for the continuance of its business; and continue to engage principally in the business currently operated by the Borrower and its Subsidiaries, if any.

     5.4 Insurance and Properties. Keep its business and properties insured at all times with responsible insurance companies and carry such types and amounts of insurance as are required by all federal, state and local governments in the areas which Borrower and its Subsidiaries, if any, do business and as are usually carried by corporations engaged in the same or similar business similarly situated. In addition, Borrower and its Subsidiaries shall maintain in full force and effect policies of liability insurance in amounts at least equal to that currently in effect.

     5.5 Maintain Property. Maintain its property in good order and repair and, from time to time, make all needed and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management, and maintain annually adequate reserves for maintenance thereof.

     5.6 True Book. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set aside on its books such reserves as may be required by Generally Accepted Accounting Principles, consistently applied, with respect to all taxes, assessments, charges, levies and claims referred to in Section 5.2 hereof, and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

     5.7 Pay Indebtedness to Lender and Perform Other Covenants. (a) Make full and timely payment of the principal of and interest on the Note and all other indebtedness of the Borrower to the Lender, whether now existing or hereafter arising, including the payment of fees; and (b) duly comply with all terms and covenants contained in this Agreement, the Security Agreement, the other Loan Documents and any other instruments and documents given to the Lender pursuant to this Agreement.

     5.8 Right of Inspection. Permit any person designated by the Lender, at the Lender's expense, to visit and inspect any of the properties, books and financial reports of the Borrower and its Subsidiaries, if any, all at such reasonable times and as often as the Lender may reasonably request.



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     5.9  Observance of Laws.  Conform to and duly observe all laws, regulations and other valid requirements of any regulatory authority with respect to the conduct of its business.

     5.10 Borrower's Knowledge of Default. Upon an officer or director of the Borrower obtaining knowledge of, or threat of, an Event of Default hereunder or under any other obligation of the Borrower, cause such officer to promptly, within no more than five (5) days, deliver to the Lender notice thereof specifying the nature thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto.

     5.11 Notice of Proceedings. Upon an officer or director of the Borrower obtaining knowledge of any material litigation, dispute or proceedings being instituted or threatened against the Borrower, or any attachment, levy, execution or other process being instituted against any assets of the Borrower, cause such officer to promptly, within no more than five (5) days, give the Lender written notice of such litigation, dispute, proceeding, levy, execution or other process.

     5.12 Further Assurances. At its cost and expense, the Borrower hereby expressly agrees to execute any additional documents necessary in order to correct, amend, modify or take any other action necessary in order to effect the transactions contemplated by the Loan Documents. In the event that the Borrower fails to execute and deliver any such documents within seven (7) days after Lender requests same, the Borrower hereby expressly grants to the Lender an irrevocable power of attorney, to execute, deliver and file any such documents in the name of the Borrower. The foregoing irrevocable power of attorney shall be deemed to be irrevocable and coupled with an interest.

     5.13 Continued Service by Current Officers. Cause the members of current management to remain active in the day-to-day operations of the Borrower unless the Lender otherwise consents in writing to a change in management.

     SECTION 6. Negative Covenants. The Borrower covenants and agrees that, so long as any portion of the Liabilities remains unpaid and unless the Lender otherwise gives its prior written consent, it will not and, where applicable, will not cause any Subsidiary, directly or indirectly, to:

     6.1 Mortgages, Liens, Etc. Incur, create, assume or permit to exist, other than in the ordinary course of business, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including liens arising under conditional sales or other title retention agreements upon any of assets or properties of any character, without the prior written consent of the Lender, which consent will not be unreasonably withheld. Nothing set forth herein shall preclude the Company from entering into bona fide pledges of its shares in arm's length transactions.

     6.2 Capital Expenditures. Make or become committed to make, directly or indirectly, until the Termination Date, capital expenditures (including, without limitation, capitalized leases) amounting to in excess of $100,000 in the aggregate, without the prior


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written consent of the Lender, which consent will not be unreasonably withheld;
provided however, that in the event that the Borrower has borrowed and owes the Lender the maximum amount available to the Borrower hereunder, the Borrower may not make or become committed to make, directly or indirectly, any capital expenditure without the prior written consent of the Lender.

     6.3 Loans and Investments. Except as provided in Schedule 6.3 and other than in the ordinary course of the energy business, lend or advance money, credit or property to any Person, or invest in (by capital contribution or otherwise), or purchase or repurchase the stock or indebtedness or assets or properties of any Person, or agree to do any of the foregoing, without the prior written consent of the Lender, which consent will not be unreasonably withheld.

     6.4 Guaranties. Guarantee, assume, endorse or otherwise become or remain liable in connection with the obligations (including accounts payable) of any other Person, other than in the ordinary course of business, without the prior written consent of the Lender, which consent will not be unreasonably withheld.

     6.5 No Further Issuance of Securities. The Borrower hereby expressly agrees not to (other than in connection with the acquisition of the Borrower by the Lender (or any of its Subsidiaries)) create, issue or permit the issuance of any additional securities of the Borrower or of any of its Subsidiaries, if any, or any rights, options or warrants to acquire any such securities, without the prior written consent of the Lender, which consent will not be unreasonably withheld; provided that nothing herein shall preclude the Company from engaging in arm's length transactions involving the issuance of securities, the issuance of securities pursuant to existing rights, options, instruments, etc., or the issuance of securities pursuant to employee stock options issued to employees and having an exercise price equal to or in excess of fair market value at the time of grant.

     SECTION 7.  Events of Default.

     7.1 Defaults. Each of the following shall constitute an event of default (an "Event of Default") hereunder: (i) the failure to pay when due any principal or interest hereunder or under the Note and the continuance of such failure for a period of ten (10) days; (ii) any other violation by the Borrower of any representation, warranty, covenant or agreement contained in this Agreement, the Note, the Security Agreement, any other Loan Document or any other document or agreement to which the Borrower is a party or by which it or any of its properties, assets or outstanding securities are bound; (iii) except as may otherwise be contemplated by the terms of this Agreement, execution of any agreement, letter, memorandum of understanding or similar document relating to the transfer, disposition or sale of any or all of the assets of the Borrower to anyone other than the Lender; (iv) the assignment for the benefit of creditors by the Borrower; (v) the application for the appointment of a receiver or liquidator for the Borrower or the property of the Borrower; (vi) the issuance of an attachment or the entry of a judgment against the Borrower;
(vii) a default by the Borrower with respect to any other indebtedness due to the Lender, or with respect to any material installment indebtedness whether or not owing to the Lender; (viii) the making or sending of a notice of intended bulk sale by the Borrower; or (ix) the termination of existence, dissolution or any other insolvency of the Borrower. Upon the occurrence of any of the foregoing Events of Default, the Note shall be considered to be in default and the entire unpaid principal sum hereof, together with accrued interest, shall at the option of the holder thereof become immediately due and payable in full. Upon the occurrence of an Event of Default and the placement of the Note or this Agreement in the hands of an attorney for collection, the Borrower agrees to pay reasonable collection costs and expenses, including reasonable attorneys' fees and interest from the date of the default at the maximum rate permitted by law computed on the unpaid principal balance.

     7.2 Waiver of Default. The Lender may waive any Event of Default hereunder, provided, that such waiver shall be evidenced by written notice or other document specifying the Event or Events of Default being waived and shall be binding on any subsequent lenders under the Note.

     SECTION 8. Miscellaneous.

     8.1 Computation of Interest and Payment and Prepayment of Principal. Interest on the Note shall be computed on the basis of a year of 365 days commencing on October 21, 1998. If any principal amount under the Note becomes due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and interest on such principal shall be payable at the then applicable rate during such extension period.

     8.2 Waiver of Default. The Lender may, by written notice to the Borrower, at any time and from time to time, waive any default in the performance or observance of any condition, covenant or other term hereof or any Event of Default which shall have occurred hereunder and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Borrower and the Lender shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

     8.3 Amendments and Waivers. The Lender and the Borrower may, subject to the provisions of this section, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lender or of the Borrower hereunder and the Lender may execute and deliver to the Borrower a written instrument waiving any of the requirements of this Agreement. Any such written supplemental agreement or waiver shall be binding upon the Borrower and Lender.

     8.4 Notices. All notices, requests and demands to or upon the respective parties hereto under this Agreement and all other Loan Documents shall be deemed to have been given or made when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, addressed as follows or to such other address as may be hereafter designated in writing by the respective parties.

          The Borrower:       Power Exploration, Inc.
                              5020 Collinwood Avenue #201
                              Fort Worth, Texas 76107
                              Attention:  Mark Zouvas, CFO

          The Lender:         Trident III, L.L.C.
                              700 Gemini
                              Houston, TX 77058
                              Attention: Jeffrey W. Tomz

          with copy to:       De Martino, Finkelstein, Rosen & Virga
                              1818 N Street, N.W.
                              Suite 400
                              Washington, D.C.  20036
                              Attention: Ralph V. De Martino

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed.

     8.5 No Waiver; Cumulative Remedies. No waiver of any provision hereof shall be deemed to operate as a waiver of any other provision hereof. In the event that the Borrower shall be deemed to have waived any provision hereof at any time, such waiver shall not be deemed to have extended to any other provision hereof at the time such waiver was deemed to have occurred or at any other time. No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any rights or remedies provided by law.

     8.6 Survival of Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and renewal of loans hereunder and the termination of this Agreement and the other Loan Documents.

     8.7 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its conflicts of law doctrine. Each of the parties hereto irrevocably consents to the jurisdiction of the courts located in the State of Nevada.

     8.8 Enforceability of Agreement. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties, all other provisions nevertheless shall remain effective and binding on the parties hereto, up to the full amount permitted by law.

     8.9 Usury Savings Clause. Notwithstanding any other provision herein, if the aggregate interest rate charged under the Note, including all charges or fees in connection therewith deemed in the nature of interest exceeds the maximum legal rate under Nevada law, if any, then the Lender shall have the right to make such adjustments as are necessary to reduce the aggregate interest rate to the maximum legal rate. The Borrower waives any right to prior notice of such adjustment and further agree that such adjustment may be made by the Lender subsequent to notification from the Borrower that the aggregate interest charged exceeds the maximum legal rate.

     8.10 Execution of Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     8.11 Stamp or Other Taxes. The Borrower agrees to pay any and all documentary, intangible stamp or excise taxes now or hereafter payable in respect to this Agreement and the other Loan Documents or any modification thereof, and shall hold the Lender harmless with respect thereto. The Borrower further agrees that Lender may deduct from any account of the Borrower the amount of any such documentary or intangible stamp or tax payable, the decision of the Lender as to the amount thereof to be conclusive, absent manifest error.

     8.12 Waiver of Trial by Jury. THE BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION BROUGHT BY THE LENDER WHETHER UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO ENFORCE ANY CLAIMS OR RIGHT ARISING HEREUNDER OR THEREUNDER.

     8.13 Assignability. This Agreement shall inure to the benefit and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assignable, in whole or in part, by the Borrower, without the prior written consent of the Lender. This Agreement may be assigned or transferred, in whole or in part by the Lender upon written notice to the Borrower.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                 *  *  *  *  *

ATTEST:                                 POWER EXPLORATION, INC.



By:                                     By:
   -------------------------               -------------------------------
                                           Name: Mark Zouvas
                                           Title: Chief Financial Officer


ATTEST:                                 TRIDENT III, INC.


By:                                     By:
   -------------------------               -------------------------------
   Secretary                               Name:
                                                --------------------------
                                           Title:
                                                 -------------------------

THIS NOTE HAS NOT BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND THE SAME HAS BEEN ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                              10% PROMISSORY NOTE

$250,000                                            George Town, Grand Cayman
October 21, 1998


     FOR VALUE RECEIVED, Power Exploration, Inc., a Nevada corporation (herein referred to as the "Borrower"), promises to pay to the order of Trident III, L.L.C., a Cayman Islands exempted company ("Lender"), on the Termination Date, as defined below, in lawful currency of the United States of America, the principal amount of Two Hundred Fifty Thousand Dollars ($250,000). Borrower further promises to pay interest to the Lender at the above address, in like currency, from the date hereof on the entire unpaid principal amount owing hereunder from time to time until the entire unpaid principal amount hereof is paid in full, at a rate per annum equal to ten percent (10%). Interest shall be computed on the basis of a 365-day year and shall be calculated for the actual number of days elapsed.

     Payment of principal and interest hereunder shall be due and payable on the earliest of the following (the "Termination Date"): (a) March 15, 1999; or
(b) the date of Borrower's receipt of Five Million Dollars ($5,000,000) from one or more debt or equity financings; or (c) the date of the Borrower's full prepayment of the Committed Amount and any and all interest accrued thereon in accordance with the terms of this Note and the Loan Agreement; or (d) if sooner terminated pursuant to any other provisions hereof, or of the Loan Agreement and the Security Agreement between the Borrower and the Lender, executed of even date.

     1. Prepayment. This Note may be prepaid in whole or in part without penalty. Any payments made pursuant to this Note shall be applied first toward any fees and costs due, then toward interest and then toward principal.

     2. Presentment. Except as set forth herein, Borrower waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this Note or any payment hereunder may be extended from time to time by the Lender without in any way affecting the liability of Borrower.

         3.  Events of Default.

             (a) Upon the occurrence of an Event of Default as specified in the Loan Agreement, the Security Agreement, or in this Note, this Note shall be considered to be in default and the entire unpaid principal sum hereof, together with accrued interest, shall at the option of the holder hereof become immediately due and payable in full. Upon the occurrence of an Event of Default and the placement of this Note in the hands of an attorney for collection, the Borrower agrees to pay reasonable collection costs and expenses, including reasonable attorneys' fees and interest from the date of the default at the maximum rate permitted by law computed on the unpaid principal balance.

             (b) The Lender may waive any Event of Default hereunder. Such waiver shall be evidenced only by written notice or other document specifying the Event or Events of Default being waived and shall be binding on all existing or subsequent Lenders under this Note.

             (c) Failure to make any payment of interest or principal, when due, shall constitute an Event of Default hereunder.

         4. Construction; Governing Law. The validity and construction of this Note and all matters pertaining hereto are to be determined in accordance with the laws of the State of Nevada without regard to the conflicts of law principles thereof.

         5. Notice. Any notice regarding this Note to the Borrower shall be made at 5020 Collinwood Avenue #201, Fort Worth, Texas 76107, Attention of Mark Zouvas. Notice to the Lender shall be made c/o Benchmark Equity Group, Inc., 700 Gemini, Houston, Texas 77058, Attention of Jeffrey W. Tomz.

         IN WITNESS WHEREOF, Borrower, by its appropriate officers thereunto duly authorized, has executed this Note and affixed its corporate seal as of this 21st day of October, 1998.


                                        POWER EXPLORATION, INC.


                                        By:                           (SEAL)
                                           ----------------------------
                                           Mark Zouvas, Chief Financial
                                           Officer



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